Exhibit 10.1

ISO OPTION AGREEMENT
STATE FINANCIAL SERVICES CORPORATION
1998 STOCK INCENTIVE PLAN

THIS AGREEMENT made as of February 3, 2004, between State Financial Services Corporation (hereafter "Corporation"), a Wisconsin Corporation, and «First_Name_______________________» «Last_Name________________________» (hereafter "Optionee"), an officer/employee of the Corporation and/or one of its subsidiary banks.
PREMISES

WHEREAS, the Corporation has adopted the State Financial Services Corporation 1998 Stock Incentive Plan (hereafter "Plan") under which the Option Committee may, among other things, grant options to key officers/employees of the Corporation and its subsidiary banks to purchase shares of the Corporation's common stock, par value $0.10 per share (hereafter "Common Stock"), subject to terms, condition, restrictions and discretion as it may deem appropriate.

WHEREAS, the Optionee is a key officer/employee of the Corporation and/or its subsidiaries and has been selected by the Option Committee to receive an Option under the Plan as an incentive to continue his/her services and to increase his/her proprietary interest in the Corporation.

WHEREAS, pursuant to the Plan, the grant of the Option to the Optionee is conditioned upon the due execution of this Option Agreement.

NOW, THEREFORE, in consideration of the premises and of the covenants and agreements herein set forth, the parties hereby mutually covenant and agree as follows:

1.          Grant

(a)	The Corporation grants to the Optionee an Option to purchase from the Corporation all or any part of an aggregate number of «ISO» shares of Common Stock (hereafter "Optioned Shares") on the terms and conditions and restrictions set forth in this Option Agreement and in the Plan. The terms and provisions of the Plan are incorporated herein in their entirety. In the event of a conflict or ambiguity between the Option Agreement and the Plan, the terms and provisions of the Plan shall be controlling.
(b)	The Option price to be paid for Optioned Shares shall be $27.00 which is not less than 100% of the Fair Market Value of the Common Stock on the date the Option was granted.

2.           Term of Option

(a)	Subject to the limitations of this Option Agreement, Options shall vest, in relation to date of grant as follows:

Years after Date of Grant	Vested Percentage of Options Available
1 year	25%
2 years	25%
3 years	50%
Vesting will be accelerated in certain circumstances subject to applicable laws and Plan provisions if approved by the Option Committee. These circumstances include a change in control of the Corporation, or disability or death of the Optionee.
(b)	Thereafter, the Optionee may exercise this Option, in whole or in part, for the number of shares vested, however the Option shall expire for the number of Optioned Shares that have not been purchased on February 3, 2014, ten years from the grant date.
(c)	The minimum number of Optioned Shares that may be purchased at one time shall be the lesser of 100 Optioned Shares or ten percent (10%) of the aggregate number of shares granted under this Agreement.

(d)	The Option may be exercised only by written notice, delivered or mailed by postpaid, registered or certified mail, addressed to the Secretary of the Corporation specifying the number of Optioned Shares being purchased. Such notice shall be accompanied by payment in cash or its equivalent of the entire Exercise Price of the Optioned Shares being purchased or by tendering previously acquired shares of Common Stock having a Fair Market Value determined in conformity with the requirements of Section 7.4 of the Plan at the time of exercise equal to the entire purchase price of the Optioned Shares being purchased or any combination of cash and Common Stock. The Option Committee, in its discretion, may provide through any subsidiary bank of the Corporation, a loan to the Optionee subject to applicable laws.
(e)	To the extent that the Optionee pays the Exercise Price with shares of Common Stock (including the amount of any income taxes withheld), the Option Committee, in its discretion, may grant the Optionee an additional Option for the number of shares exchanged, at an Exercise Price that shall be 100% of the Fair Market Value of the Common Stock on the date of the exchange and for the same term as the exercised Option.

(1)	Shares of Common Stock tendered shall be duly endorsed or accompanied by stock powers duly endorsed in blank. Upon receipt of the payment of the entire purchase price of the Optioned Shares, certificates for such shares shall be issued to the Optionee. The Optioned Shares so purchased shall be fully paid and nonassessable except as otherwise governed by Wisconsin State law.

3.          Withholding Taxes

All deliveries and distributions under this Option Agreement are subject to withholding of all applicable taxes. The Optionee by this Option Agreement hereby authorizes the Corporation or any subsidiary to retain and withhold from any cash amounts due or to become due from the Corporation to the Optionee an amount equal to such taxes as may be required by any government to be withheld or to retain and withhold the number of shares having a market value not less than the amount of such taxes and cancel any such shares so withheld, in order to reimburse the Corporation or any subsidiary, unless the Optionee has made arrangements satisfactory to the Option Committee, regarding such payment.

4.           Transfer

The Options herein granted shall not be transferable by the Optionee otherwise than by will or the laws of descent and distribution and may be exercised during the life of the Optionee only by the Optionee.

5.          Termination of Options

Except as may be otherwise provided by the Option Committee, vested Options may not be exercised:

(a)	more than three months after termination of the Optionee’s employment or services with the Corporation or a subsidiary for any reason other than termination for cause, disability or death; or
(b)	after termination of the Optionee’s employment or services with the Corporation or a subsidiary if the termination is for cause; or
(c)	more than 12 months after termination of employment or services by reason of death or disability; or
(d)	more than 10 years from the grant date.

6.           Acquisition, Merger and Liquidation

In the event of an acquisition, merger or liquidation, the Optionee shall have the rights set forth in the Plan in respect of this Option.

7.          General Provisions

(a)	The Optionee agrees for himself/herself and his/her heirs, legatees, and legal representatives, with respect to all shares of Common Stock acquired pursuant to the terms and conditions of this Option Agreement (or any shares of Common Stock issued pursuant to a stock dividend or stock split thereon or any securities issued in lieu thereof or in substitution or exchange therefore) that he and his heirs, legatees and legal representatives will not sell or otherwise dispose of such shares except pursuant to an effective Registration Statement under the Securities Act of 1933 or except in a transaction which, in the opinion of counsel for the Corporation, is exempt from registration under such Act.
(b)	Except as provided in Article 5.3 of the Plan, the existence of the Option herein granted shall not affect in any way the right or power of the Corporation or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation's capital structure or its business, or any merger or consolidation of the Corporation, or any issuance of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or dissolution or liquidation of the Corporation, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.
(c)	Nothing in this Option Agreement shall confer on the Optionee any right to continue in the employ of the Corporation of any subsidiary banks or in any way affect the Corporation's or any subsidiary bank's right to terminate the Optionee's employment without prior notice at any time for any or no reason.
(d)	This Option Agreement shall be subject to the terms of the Plan as may be amended, except this Option Agreement may not, in any way, be restricted or limited by any Plan amendment or termination approved after the grant date, without the Optionee's written consent.
(e)	This Option Agreement shall be construed and enforced in accordance with and shall be governed by the laws of the State of Wisconsin.
(f)	The Option Committee in its sole discretion shall determine any dispute or disagreement that may arise under or as a result of or pursuant to this Option Agreement. Any interpretation, determination or other action made or taken by the Option Committee pursuant to the provisions of this Option Agreement shall be final, binding and conclusive for all purposes and upon all persons.
(g)	Notice to the Corporation required under or relating to this Agreement shall be in writing and addressed to:

State Financial Services Corporation
Attention: Beth J. Bahr
815 North Water Street
Milwaukee, WI 53202

Any notice of the Optionee shall be addressed to:

«First_Name________________________» «Last_Name________________________»
«STREETLINE1______________________» «STREETLINE2______________________»
«CITY_____________________________», «STATE__» «ZIPCODE_____»

(h)	This Agreement contains the entire understanding of the parties and shall not be modified of amended except in writing and duly signed by the parties. No waiver by either party of any default under this Agreement shall be deemed a waiver of any later default.
(i)	Except as otherwise provided by law, it is understood that the number of options granted to the Optionee and the terms of this Agreement shall be held in strict confidence, except for such disclosure by the Optionee, as may be required for financial and estate planning purposes.
(j)	The Optionee acknowledges receipt of a copy of the Plan, as amended. All capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Plan.

IN WITNESS WHEREOF, the parties have signed this Option Agreement as of the date hereof.

STATE FINANCIAL SERVICES CORPORATION

Date:	By:

Michael J. Falbo
President and Chief Executive Officer
Attest:

Daniel Westrope
Chief Financial Officer

«First_Name_______________________» «Last_Name________________________»
Optionee

STATE FINANCIAL SERVICES CORPORATION
ISO OPTION AGREEMENT
1998 STOCK INCENTIVE PLAN
BENEFICIARY DESIGNATION FORM

OPTIONEE'S NAME: «First_Name_______________________» «Last_Name________________________»                                        Date:

As a Optionee in the above Plan, I hereby designate the following individual(s) as my primary and alternate beneficiaries in the event of my death prior to the date on which I exercise my rights, or receive all benefits due to me under the Plan. I reserve the right to change this designation with the understanding that this designation, and any change thereof, will be effective only upon delivery to State Financial Services Corporation. The right to exercise my unexercised options under the Plan, if any, will be transferred to my primary beneficiaries who survive me, and to my alternate beneficiaries who survive me only if none of my primary beneficiaries survive me.

Primary Beneficiaries

Name:	Social Security #:
Full Address:	Relationship:
Percentage Designation:
Birth Date:

Name:	Social Security #:
Full Address:	Relationship:
Percentage Designation:

Birth Date:

Alternate beneficiaries

Name:	Social Security #:
Full Address:	Relationship:
Percentage Designation:
Birth Date:

Name:	Social Security #:
Full Address:	Relationship:
Percentage Designation:

Birth Date:

I acknowledge that execution of this form and delivery thereof to State Financial Services Corporation revokes all prior beneficiary designations I have made with respect to my outstanding awards under the Plan.

Signature of Optionee

Social Security Number